Page 9 of 9 Pages


                                    EXHIBIT A

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13G


     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of Inmark Enterprises, Inc., and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.




                                          D.H. BLAIR & CO., INC.

                                              /s/ Kenton E. Wood
Dated:   February 3, 1997                By:________________________________
         New York, New York                 Kenton E. Wood
                                            Chairman





                                             /s/ Kenton E. Wood
Dated:   February 3, 1997                  _________________________________
         New York, New York                 Kenton E. Wood






                                            /s/ Alan Stahler
Dated:   February 3, 1997                  _________________________________
         New York, New York                 Alan Stahler






                                            /s/ Kalman Renov
Dated:   February 3, 1997                  _________________________________
         New York, New York                 Kalman Renov